Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2019 Results

Accelerates Quad 3.0 Transformation Strategy

SUSSEX, WI, October 29, 2019 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its third quarter ending September 30, 2019.

Key Actions to Accelerate Transformation

•	Plans to divest book business that generates annual sales of $200 million as part of ongoing portfolio optimization.

•	Expands cost reduction program to $50 million in annual savings.

•	Resets quarterly dividend to $0.15 per share to provide additional financial flexibility to continue to scale its Quad 3.0 strategy and maintain a strong long-term balance sheet.
“We are making bold decisions to accelerate our transformation through investments in our business that will drive long-term growth and shareholder value, and provide us with the ability to take advantage of opportunities in the rapidly changing print industry,” said Joel Quadracci, Chairman, President & CEO. “Our Quad 3.0 transformation strategy is working as evidenced by $125 million of expected organic incremental sales growth in 2019, which helps offset over three percentage points of annual print sales decline. Our Quad 3.0 strategy is centered on our unique integrated marketing solutions platform that includes customer analytics, campaign strategies, media optimization and global production. These integrated services, supported by an industry-leading manufacturing platform, help clients drive growth by reducing complexity, enhancing efficiencies and improving marketing spend effectiveness across all channels.”

Quadracci continued: “We have made the strategic decision to divest our book business, which follows our recent sale of our non-core industrial wood crating business, Transpak. We will continue to optimize our product portfolio for the long-term to advance our Quad 3.0 transformation strategy. We’ve also made the decision to further streamline costs through our $50 million cost reduction program and proactively reset the dividend to provide additional financial flexibility for growth-focused opportunities that address our clients’ evolving needs and to maintain a strong balance sheet over the long term.”

Summary Results
Results for the three months ended September 30, 2019, included:

•
Net Sales (excluding discontinued operations) — Net sales were $944 million in 2019 as compared to $974 million in 2018, down 3.1%. Organic sales declined 4.3% during the quarter, after excluding sales related to the January 2019 acquisition of Periscope. The organic results benefitted from new sales generated from the Company’s Quad 3.0 transformation strategy, which were offset by the ongoing print industry volume and pricing pressures, and a negative 0.5% impact from foreign exchange.

•
Net Loss Attributable to Quad Common Shareholders — Net loss attributable to Quad common shareholders was $126 million in 2019, or $2.52 diluted loss per share, as compared to net earnings of $23 million in 2018, or $0.46 diluted earnings per share, and includes a $79 million loss on discontinued operations. Net loss from continuing operations was $47 million, or $0.94 diluted loss per share, as compared to net earnings from continuing operations of $27 million, or $0.56 diluted earnings per share.

•
Adjusted EBITDA (excluding discontinued operations) — Adjusted EBITDA was $80 million in 2019, as compared to $107 million in 2018, and Adjusted EBITDA margin was 8.4% in 2019, as compared to 11.0% in 2018. The variance to prior year primarily reflects $8 million of strategic investments made to increase hourly production employees’ wages, $8 million from the reduction in market price for paper byproduct recoveries, and the impact from the organic sales decline of 4.3%.

Results for the nine months ended September 30, 2019, included:

•
Net Sales (excluding discontinued operations) — Net sales were $2.9 billion in both 2019 and 2018. Organic sales declined 2.6% after excluding sales related to the acquisitions of Ivie and Periscope, and an investment in Rise Interactive. The organic results reflect new sales generated from the Company’s Quad 3.0 transformation strategy, offset by ongoing print industry volume and pricing pressures, and a negative 0.7% impact from foreign exchange.

•
Net Loss Attributable to Quad Common Shareholders — Net loss attributable to Quad common shareholders was $164 million in 2019, or $3.28 diluted loss per share, as compared to net earnings of $29 million in 2018, or $0.57 diluted earnings per share, and includes a $101 million loss from discontinued operations. Net loss from continuing operations was $63 million, or $1.26 diluted loss per share, as compared to net earnings from continuing operations of $41 million, or $0.81 diluted earnings per share.

•
Adjusted EBITDA (excluding discontinued operations) — Adjusted EBITDA was $239 million, as compared to $310 million in 2018, and Adjusted EBITDA margin was 8.4% in 2019, as compared to 10.8% in 2018. The variance to prior year primarily reflects $24 million in non-recurring benefits in 2018 that did not repeat at the same level in 2019, a $24 million impact from strategic investments made to increase hourly production employees’ wages, a $14 million impact from the reduction in market price for paper byproduct recoveries, and the impact from the organic sales decline of 2.6%.

•
Net Cash Provided by Operating Activities — Net cash provided by operating activities was $4 million in 2019, as compared to $47 million in 2018, primarily due a $45 million reverse termination fee paid to LSC Communications during the third quarter 2019 and lower net earnings, partially offset by an improvement in cash provided from working capital.

•
Free Cash Flow — Free Cash Flow, after excluding $60 million in LSC-related payments, was negative $35 million in 2019, as compared to negative $38 million in 2018, primarily due to an improvement in cash provided from working capital, partially offset by lower net earnings and increased capital expenditures on long-term investments in automation and productivity improvements in the manufacturing platform. As a reminder, the Company generates the majority of its Free Cash Flow in the fourth quarter of the year.

Dividend

As part of the Company’s commitment to effective capital allocation, and to provide ample resources and additional financial flexibility to drive Quad’s continued transformation, the Company made the proactive decision to reset its dividend policy. Quad’s next quarterly dividend of $0.15 per share will be payable on December 6, 2019, to shareholders of record as of November 18, 2019.

Guidance
The Company is updating its full-year 2019 guidance to exclude the discontinued operations of the book business and to reflect updated business trends from weakening market prices for paper byproduct recoveries, and the timing of productivity improvements from wage increases. Updated guidance is as follows:

U.S. $	Previous 2019 Guidance Range	Updated 2019 Guidance Range Excluding Discontinued Operations
Net Sales	$4.05 billion to $4.25 billion	Approximately $3.9 billion
Adjusted EBITDA	$360 million to $400 million	$300 million to $330 million
Free Cash Flow	$145 million to $185 million	$80 million to $100 million*
*Free Cash Flow excludes $60 million in LSC-related payments and includes cash flows from discontinued operations.
Quarterly Conference Call
Quad (NYSE: QUAD) will hold a conference call at 10 a.m. EST on Wednesday, October 30, to discuss third quarter and year-to-date 2019 results. Participants can pre-register for the webcast by navigating to http://dpregister.com/10134997. Participants will be given a unique PIN to gain immediate access to the call on October 30, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.
Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10134997

The playback will be available until November 30, 2019.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor- related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of increased business complexity as a result of the Company’s transformation into a marketing solutions partner; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified talent across the enterprise; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of changes in postal rates, service levels or regulations; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact of divestitures or discontinued operations; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, employee stock ownership plan contributions, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs. Debt Leverage Ratio is defined as total debt and finance lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, employee stock ownership plan contributions, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps clients reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client onsite services and expanded subject expertise in marketing strategy, creative solutions, media deployment and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad believes it has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact

Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact

Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2019	2018
Net sales	$943.6	$973.5
Cost of sales	764.5	777.0
Selling, general and administrative expenses	99.6	89.2
Depreciation and amortization	52.2	55.0
Restructuring, impairment and transaction-related charges	56.7	5.3
Total operating expenses	973.0	926.5
Operating income (loss) from continuing operations	(29.4)	47.0
Interest expense	22.0	18.3
Net pension income	(1.5)	(3.1)
Loss on debt extinguishment	14.6	—
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	(64.5)	31.8
Income tax expense (benefit)	(17.6)	4.5
Earnings (loss) from continuing operations before equity in (earnings) loss of unconsolidated entity	(46.9)	27.3
Equity in (earnings) loss of unconsolidated entity	0.1	(0.2)
Net earnings (loss) from continuing operations	(47.0)	27.5
Loss from discontinued operations, net of tax	(79.4)	(5.0)
Net earnings (loss)	(126.4)	22.5
Less: net earnings (loss) attributable to noncontrolling interests	0.1	(0.9)
Net earnings (loss) attributable to Quad common shareholders	$(126.5)	$23.4

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$(0.94)	$0.57
Discontinued operations	(1.58)	(0.10)
Basic earnings (loss) per share attributable to Quad common shareholders	$(2.52)	$0.47

Diluted:
Continuing operations	$(0.94)	$0.56
Discontinued operations	(1.58)	(0.10)
Diluted earnings (loss) per share attributable to Quad common shareholders	$(2.52)	$0.46

Weighted average number of common shares outstanding
Basic	50.1	49.3
Diluted	50.1	51.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Net sales	$2,853.5	$2,860.9
Cost of sales	2,324.3	2,304.3
Selling, general and administrative expenses	290.5	268.8
Depreciation and amortization	159.3	162.0
Restructuring, impairment and transaction-related charges	73.7	40.6
Total operating expenses	2,847.8	2,775.7
Operating income from continuing operations	5.7	85.2
Interest expense	69.6	53.9
Net pension income	(4.5)	(9.3)
Loss on debt extinguishment	30.5	—
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	(89.9)	40.6
Income tax expense (benefit)	(28.0)	0.2
Earnings (loss) from continuing operations before equity in (earnings) loss of unconsolidated entity	(61.9)	40.4
Equity in (earnings) loss of unconsolidated entity	0.9	(0.7)
Net earnings (loss) from continuing operations	(62.8)	41.1
Loss from discontinued operations, net of tax	(101.1)	(12.6)
Net earnings (loss)	(163.9)	28.5
Less: net loss attributable to noncontrolling interests	(0.1)	(0.8)
Net earnings (loss) attributable to Quad common shareholders	$(163.8)	$29.3

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$(1.26)	$0.84
Discontinued operations	(2.02)	(0.25)
Basic earnings (loss) per share attributable to Quad common shareholders	$(3.28)	$0.59

Diluted:
Continuing operations	$(1.26)	$0.81
Discontinued operations	(2.02)	(0.24)
Diluted earnings (loss) per share attributable to Quad common shareholders	$(3.28)	$0.57

Weighted average number of common shares outstanding
Basic	50.0	50.0
Diluted	50.0	51.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2019 and December 31, 2018
(in millions)
(UNAUDITED)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$18.2	$69.5
Receivables, less allowances for doubtful accounts	472.0	497.6
Inventories	288.6	279.0
Prepaid expenses and other current assets	46.4	45.2
Current assets of discontinued operations	39.8	55.3
Total current assets	865.0	946.6
Property, plant and equipment—net	1,079.6	1,149.1
Operating lease right-of-use assets—net	118.1	—
Goodwill	103.0	44.5
Other intangible assets—net	149.7	112.6
Equity method investment in unconsolidated entity	2.9	4.0
Other long-term assets	126.2	89.2
Long-term assets of discontinued operations	23.5	123.1
Total assets	$2,468.0	$2,469.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$416.3	$496.3
Accrued liabilities	277.3	285.1
Short-term debt and current portion of long-term debt	66.0	42.9
Current portion of finance lease obligations	8.2	3.6
Current portion of operating lease obligations	32.6	—
Current liabilities of discontinued operations	18.5	23.4
Total current liabilities	818.9	851.3
Long-term debt	1,098.9	882.6
Finance lease obligations	5.1	6.7
Operating lease obligations	88.5	—
Deferred income taxes	5.3	32.1
Other long-term liabilities	207.2	231.8
Long-term liabilities of discontinued operations	3.1	4.4
Total liabilities	2,227.0	2,008.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	843.5	861.3
Treasury stock, at cost	(30.4)	(56.6)
Accumulated deficit	(423.1)	(211.4)
Accumulated other comprehensive loss	(168.0)	(152.2)
Quad’s shareholders’ equity	223.4	442.5
Noncontrolling interests	17.6	17.7
Total shareholders’ equity and noncontrolling interests	241.0	460.2
Total liabilities and shareholders’ equity	$2,468.0	$2,469.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2019 and 2018
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net earnings (loss)	$(163.9)	$28.5
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	172.9	173.6
Employee stock ownership plan contribution	—	22.3
Impairment charges	94.2	16.0
Goodwill impairment	10.1	—
Loss on debt extinguishment	30.5	—
Stock-based compensation	11.6	12.3
Gain from property insurance claims	(0.8)	(18.3)
Gain on sale of business	(8.6)	—
Gain on the sale or disposal of property, plant and equipment	(6.6)	(10.7)
Deferred income taxes	(58.3)	(0.5)
Other non-cash adjustments to net earnings (loss)	3.9	1.9
Changes in operating assets and liabilities—net of acquisitions	(80.9)	(178.5)
Net cash provided by operating activities	4.1	46.6
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(98.5)	(85.0)
Proceeds from the sale of property, plant and equipment	17.3	22.3
Proceeds from the sale of business	11.1	—
Proceeds from property insurance claims	0.3	14.5
Loan to an unconsolidated entity	(5.0)	—
Acquisition of businesses—net of cash acquired	(121.0)	(71.4)
Net cash used in investing activities	(195.8)	(119.6)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	1,284.1	0.3
Payments of long-term debt	(1,067.7)	(27.8)
Payments of finance lease obligations	(5.8)	(4.9)
Borrowings on revolving credit facilities	3,171.3	1,830.0
Payments on revolving credit facilities	(3,160.1)	(1,691.9)
Payments of debt issuance costs and financing fees	(20.2)	—
Purchases of treasury stock	—	(36.7)
Proceeds from stock options exercised	—	4.1
Equity awards redeemed to pay employees’ tax obligations	(6.6)	(9.0)
Payment of cash dividends	(49.2)	(47.5)
Contingent consideration paid for business acquired	(5.3)	—
Net cash provided by financing activities	140.5	16.6

Effect of exchange rates on cash and cash equivalents	(0.1)	(1.7)
Net decrease in cash and cash equivalents	(51.3)	(58.1)
Cash and cash equivalents at beginning of period	69.5	64.4
Cash and cash equivalents at end of period	$18.2	$6.3
The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for all periods presented.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2019 and 2018
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2019
United States Print and Related Services	$847.0	$27.1	$7.3
International	96.6	2.6	2.5
Total operating segments	943.6	29.7	9.8
Corporate	—	(59.1)	46.9
Total	$943.6	$(29.4)	$56.7

Three months ended September 30, 2018
United States Print and Related Services	$884.7	$55.4	$3.2
International	88.8	3.8	1.9
Total operating segments	973.5	59.2	5.1
Corporate	—	(12.2)	0.2
Total	$973.5	$47.0	$5.3

Nine months ended September 30, 2019
United States Print and Related Services	$2,556.0	$89.8	$15.1
International	297.5	4.9	7.5
Total operating segments	2,853.5	94.7	22.6
Corporate	—	(89.0)	51.1
Total	$2,853.5	$5.7	$73.7

Nine months ended September 30, 2018
United States Print and Related Services	$2,576.4	$119.2	$31.7
International	284.5	11.1	4.9
Total operating segments	2,860.9	130.3	36.6
Corporate	—	(45.1)	4.0
Total	$2,860.9	$85.2	$40.6
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

The segment information contained in the above table does not include the operating results related to the United States Book business.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2019 and 2018
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2019	2018
Net earnings (loss) attributable to Quad common shareholders	$(126.5)	$23.4
Interest expense	22.0	18.3
Income tax expense (benefit)	(17.6)	4.5
Depreciation and amortization	52.2	55.0
EBITDA (Non-GAAP)	$(69.9)	$101.2
EBITDA Margin (Non-GAAP)	(7.4)%	10.4%

Restructuring, impairment and transaction-related charges (1)	56.7	5.3
Loss from discontinued operations, net of tax (2)	79.4	5.0
Net pension income (3)	(1.5)	(3.1)
Loss on debt extinguishment (4)	14.6	—
Other (5)	0.4	(1.1)
Adjusted EBITDA (Non-GAAP)	$79.7	$107.3
Adjusted EBITDA Margin (Non-GAAP)	8.4%	11.0%
______________________________

(1)	Operating results from continuing operations for the three months ended September 30, 2019 and 2018, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2019	2018
Employee termination charges (a)	$12.3	$4.1
Impairment charges (b)	1.5	4.5
Transaction-related charges (c)	46.9	0.3
Integration costs (d)	0.5	0.5
Other restructuring income (e)	(4.5)	(4.1)
Restructuring, impairment and transaction-related charges	$56.7	$5.3
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities and included a $45.0 million reverse termination fee paid for the termination of the definitive agreement pursuant to which Quad would have acquired LSC Communications, Inc. (“LSC”) during the three months ended September 30, 2019.

(d)	Integration costs were primarily costs related to the integration of acquired companies.

(e)
Other restructuring income includes gains on the sale of facilities and businesses, net of other costs to maintain and exit closed facilities, as well as lease exit charges. An $8.6 million gain on the sale of a business was included during the three months ended September 30, 2019; and a $7.5 million gain on the sale of the Taunton, Massachusetts Book facility was included during the three months ended September 30, 2018.

(2)
Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its Book business in all periods presented, as required by United States GAAP.

(3)
As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(4)	The $14.6 million loss on debt extinguishment recorded during the three months ended September 30, 2019, relates to the retirement of the Term Loan B, completed on July 26, 2019.

(5)
Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2019 and 2018
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Net earnings (loss) attributable to Quad common shareholders	$(163.8)	$29.3
Interest expense	69.6	53.9
Income tax expense (benefit)	(28.0)	0.2
Depreciation and amortization	159.3	162.0
EBITDA (Non-GAAP)	$37.1	$245.4
EBITDA Margin (Non-GAAP)	1.3%	8.6%

Restructuring, impairment and transaction-related charges (1)	73.7	40.6
Loss from discontinued operations, net of tax (2)	101.1	12.6
Net pension income (3)	(4.5)	(9.3)
Employee stock ownership plan contribution (4)	—	22.3
Loss on debt extinguishment (5)	30.5	—
Other (6)	1.2	(1.5)
Adjusted EBITDA (Non-GAAP)	$239.1	$310.1
Adjusted EBITDA Margin (Non-GAAP)	8.4%	10.8%
______________________________

(1)	Operating results from continuing operations for the nine months ended September 30, 2019 and 2018, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2019	2018
Employee termination charges (a)	$19.9	$17.2
Impairment charges (b)	3.6	16.0
Transaction-related charges (c)	51.1	1.1
Integration costs (d)	2.1	0.7
Other restructuring charges (income) (e)	(3.0)	5.6
Restructuring, impairment and transaction-related charges	$73.7	$40.6
______________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)
Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities and included a $45.0 million reverse termination fee paid for the termination of the definitive agreement pursuant to which Quad would have acquired LSC during the nine months ended September 30, 2019.

(d)	Integration costs were primarily costs related to the integration of acquired companies.

(e)
Other restructuring charges (income) include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses. Gains included in other restructuring charges were $14.6 million and $9.7 million during the nine months ended September 30, 2019 and 2018, respectively.

(2)
Loss from discontinued operations, net of tax, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company has applied discontinued operations treatment for the intended sale of its Book business in all periods presented, as required by United States GAAP.

(3)
As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(4)	The Company made a $22.3 million non-cash contribution to its employee stock ownership plan during the nine months ended September 30, 2018.

(5)
The $30.5 million loss on debt extinguishment recorded during the nine months ended September 30, 2019, includes $15.9 million relating to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019; and $14.6 million relating to the retirement of the Term Loan B, completed on July 26, 2019.

(6)
Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2019 and 2018
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$4.1	$46.6

Less: purchases of property, plant and equipment	(98.5)	(85.0)
Plus: LSC-related payments (1)	59.8	—

Free Cash Flow (Non-GAAP)	$(34.6)	$(38.4)
______________________________

(1)
LSC-related payments include transaction-related costs associated with the proposed, but now terminated, acquisition of LSC, including the $45 million reverse termination fee and incremental interest payments associated with the 2019 amended debt refinancing.

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for all periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2019 and December 31, 2018
(in millions, except ratio)
(UNAUDITED)

	September 30, 2019		December 31, 2018
Total debt and finance lease obligations on the condensed consolidated balance sheets (1)	$1,178.2		$935.8

Divided by:
Trailing twelve months Adjusted EBITDA for Quad (Non-GAAP) (2)	$356.8		$427.8
Pro forma Adjusted EBITDA for acquired companies (Non-GAAP) (3)	3.9		2.9
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$360.7		$430.7

Debt Leverage Ratio (Non-GAAP)	3.27	x	2.17	x

Debt Leverage Ratio—net of excess cash (Non-GAAP) (4)	3.24	x	2.03	x
______________________________

(1)	Total debt and finance lease obligations on the condensed consolidated balance sheets exclude finance lease obligations related to the United States Book business.

(2)	The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2019, and December 31, 2018, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2018 (a)	September 30, 2019	September 30, 2018	September 30, 2019
Net earnings (loss) attributable to Quad common shareholders	$8.5	$(163.8)	$29.3	$(184.6)
Interest expense	73.2	69.6	53.9	88.9
Income tax expense (benefit)	(2.4)	(28.0)	0.2	(30.6)
Depreciation and amortization	214.9	159.3	162.0	212.2
EBITDA (Non-GAAP)	$294.2	$37.1	$245.4	$85.9
Restructuring, impairment and transaction-related charges	103.3	73.7	40.6	136.4
Loss from discontinued operations, net of tax	22.0	101.1	12.6	110.5
Net pension income	(12.4)	(4.5)	(9.3)	(7.6)
Employee stock ownership plan contribution	22.3	—	22.3	—
Loss on debt extinguishment	—	30.5	—	30.5
Other (b)	(1.6)	1.2	(1.5)	1.1
Adjusted EBITDA (Non-GAAP)	$427.8	$239.1	$310.1	$356.8
______________________________

(a)
Financial information for the year ended December 31, 2018, is included as reported in the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 20, 2019. Certain financial information related to the United States Book business has been reclassified to loss from discontinued operations, net of tax.

(b)	Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.

(3)
As permitted by the Company’s senior secured credit facility, certain pro forma financial information related to the acquisitions of Periscope, Inc. (“Periscope”) and Ivie & Associates, LLC (“Ivie”) were included in calculating the Debt Leverage Ratio as of September 30, 2019, and December 31, 2018:

(a)
As the acquisition of Periscope was completed on January 3, 2019, the $3.9 million pro forma Adjusted EBITDA represents the period from October 1, 2018, to January 2, 2019. Adjusted EBITDA for Periscope was calculated in a consistent manner with the calculation above for Quad. Periscope’s financial information has been consolidated within Quad’s financial results since the date of acquisition. If the three months of pro forma Adjusted EBITDA for

Periscope was not included in the calculation, the Company’s Debt Leverage Ratio would have been 3.30x as of September 30, 2019.

(b)
As the acquisition of Ivie was completed on February 21, 2018, the $2.9 million pro forma Adjusted EBITDA represents the period from January 1, 2018, to February 20, 2018. Adjusted EBITDA for Ivie was calculated in a consistent manner with the calculation above for Quad. Ivie’s financial information has been consolidated within Quad’s financial results since the date of acquisition. If the two months of pro forma Adjusted EBITDA for Ivie was not included in the calculation, the Company’s Debt Leverage Ratio would have been 2.19x as of December 31, 2018.

(4)
The Company had $18 million and $70 million in cash and cash equivalents at September 30, 2019, and December 31, 2018, respectively. Based on the Company’s typical year-end cash balance of approximately $10 million, Quad had $8 million and $60 million of excess cash at September 30, 2019, and December 31, 2018, respectively. If the excess cash was used to further pay down debt, the Debt Leverage Ratio would have been 3.24x and 2.03x at September 30, 2019, and December 31, 2018, respectively.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended September 30, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2019	2018
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$(64.5)	$31.8

Restructuring, impairment and transaction-related charges	56.7	5.3
Loss on debt extinguishment	14.6	—
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	6.8	37.1

Income tax expense at 25% normalized tax rate	1.7	9.3
Adjusted net earnings from continuing operations (Non-GAAP)	$5.1	$27.8

Basic weighted average number of common shares outstanding	50.1	49.3
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.9	1.8
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.0	51.1

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.54

Diluted earnings (loss) per share from continuing operations (GAAP)	$(0.94)	$0.56
Restructuring, impairment and transaction-related charges per share	1.11	0.10
Loss on debt extinguishment per share	0.29	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	(0.34)	0.09
Income tax expense at 25% normalized tax rate per share	(0.03)	(0.18)
Other items from condensed consolidated statement of operations per share (2)	0.01	(0.03)
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.10	$0.54
______________________________

(1)
Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) employee stock ownership plan contribution; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in (earnings) loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.

(2)
Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
For the Nine Months Ended September 30, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity	$(89.9)	$40.6

Restructuring, impairment and transaction-related charges	73.7	40.6
Employee stock ownership plan contribution	—	22.3
Loss on debt extinguishment	30.5	—
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	14.3	103.5

Income tax expense at 25% normalized tax rate	3.6	25.9
Adjusted net earnings from continuing operations (Non-GAAP)	$10.7	$77.6

Basic weighted average number of common shares outstanding	50.0	50.0
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.9	1.8
Diluted weighted average number of common shares outstanding (Non-GAAP)	50.9	51.8

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.21	$1.50

Diluted earnings (loss) per share from continuing operations (GAAP)	$(1.26)	$0.81
Restructuring, impairment and transaction-related charges per share	1.45	0.78
Employee stock ownership plan contribution per share	—	0.43
Loss on debt extinguishment per share	0.60	—
Income tax benefit from condensed consolidated statement of operations per share	(0.55)	—
Income tax expense at 25% normalized tax rate per share	(0.07)	(0.50)
Other items from condensed consolidated statement of operations per share (2)	0.04	(0.02)
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.21	$1.50
______________________________

(1)
Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) employee stock ownership plan contribution; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in (earnings) loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.

(2)
Other items from condensed consolidated statement of operations per share is comprised of the diluted earnings (loss) per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.